Exhibit 23.1




The Board of Directors
Eckerd Corporation and Subsidiaries


Re:      Registration Statement on Form S-3 (No. 33-50223)
         Registration Statement on Form S-8 (No. 33-49977)
         Registration Statement on Form S-8 (No. 33-50755)
         Registration Statement on Form S-3 (No. 33-56261)
         Registration Statement on Form S-8 (No. 33-60175)



We consent to the incorporation by reference in the above referenced registration statements of Eckerd Corporation and subsidiaries of our report dated March 26, 1996, relating to the consolidated balance sheets of Eckerd Corporation and subsidiaries as of February 3, 1996 and January 28, 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows, and related schedules for each of the years in the three-year period ended February 3, 1996, which report appears in the February 3, 1996 Annual Report on Form 10-K of Eckerd Corporation and subsidiaries.

                                                     KPMG Peat Marwick LLP



Tampa, Florida
April 25, 1996